                                                                    EXHIBIT 10.8

                               AMENDMENT NO. 5 TO
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT
                                   AND WAIVER

         This Amendment No. 5 to Revolving Credit and Term Loan Agreement and Waiver ("Fifth Amendment") dated as of February __, 2004 by and among the lenders signatory hereto (collectively, the "Banks"), Comerica Bank as agent for the Banks (in such capacity, "Agent"), Trim Systems Operating Corp., a Delaware corporation ("Holdings"), Tempress, Inc., a Washington corporation ("Tempress") and Trim Systems LLC, a Delaware limited liability company ("Trim" and together with Holdings and Tempress, the "Borrowers").


                                    RECITALS

         A. Borrowers, Agent and the Banks, entered into that certain Revolving Credit and Term Loan Agreement dated as of October 29, 1998, as amended as of December 31, 1998, November 22, 1999, June 28, 2001 and August __, 2002 (as amended or otherwise modified from time to time, the "Credit Agreement").

         B. The Borrowers have asked Banks to waive the Event of Default described in Section 7 hereof and amend the Agreement as set forth below.

         NOW, THEREFORE, the parties agree as follows:

1. The following definitions in Section 1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

            "'Borrowing Base' shall mean, as of any date of determination, an amount equal to the sum of (x) eighty percent (80%) of Eligible Accounts, (y) the lesser of (1) fifty percent (50%) of Eligible Inventory and (2) sixty percent (60%) of Eligible Accounts and (z) the Overformula Amount. 'Overformula Amount' shall mean, as of any date of determination, an amount equal to $4,000,000."

            "'Excess Cash Flow' shall mean, as of the end of any fiscal year of Holdings, Consolidated Net Income for such fiscal year, plus, to the extent deducted in determining Consolidated Net Income, depreciation, amortization and non-cash interest expense for such fiscal year, minus the sum of (i) reductions in the purchase accounting reserve from cash payments during such fiscal year, (ii) Capital Expenditures made by Holdings and its Consolidated Subsidiaries during such fiscal year and any Rollover Amount for such period to be carried forward to the next period less the Rollover Amount, if any, for the preceding period carried forward to the current period that was not spent during such current period,
            (iii) the amount of all payments of principal made on Senior Debt during such fiscal



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
                  year (excluding any payments on Revolving Credit Advances and payments by Holdings and its Consolidated Subsidiaries under any other revolving credit facility to the extent the Revolving Credit Aggregate Commitment or availability under such other facility, as the case may be, is not permanently reduced in connection therewith and excluding the principal payment to be made in accordance with Section 4.B.2(d) hereof), (iv) any non-cash credits included in determining Consolidated Net Income for such period, (v) non-cash gains from sales of assets included in Consolidated Net Income for such period, (vi) non-cash charges added back in a previous period to the extent any such charge has become a cash item in the current period, (vii) any cash disbursement to Sellers required pursuant to the Stock Purchase Agreement for purchase price adjustments or tax obligations, (viii) any cash disbursements made during such period against non-current liabilities to the extent not deducted in determining Consolidated Net Income, and (ix) any cash restructuring expenditures incurred during such period to the extent not deducted in determining Consolidated Net Income for such period and to the extent not exceeding $5,000,000."

2. Section 4 of the Credit Agreement is hereby amended as follows:

         (a) Section 4B.2(c) of the Agreement is hereby amended and restated to read as follows:

                  "(c) Subject to the terms hereof until the Term Loan-B Maturity Date, when all unpaid principal plus accrued interest therein shall be paid in full, the outstanding principal under Term Notes-B shall be repaid in quarterly principal installments, commencing on June 30, 2004, and on the last day of each September, December, March and June thereafter, each in the amount of $750,000."

         (b) The following language is hereby added as Section 4B.2(d) of the Credit Agreement:

                  "(d) In addition to any principal reductions required under
                  Section 4B.2(c) hereof, the Borrowers shall make a principal payment on Term Loan B in the amount of $2,000,000, on April 30, 2004."

3. Section 8 of the credit Agreement is hereby amended as follows:

         (a) Section 8.9 of the Agreement is hereby amended and restated to read as follow:

                  "8.9 Maintain Senior Debt to EBITDA. Maintain as of the end of each fiscal quarter, for the four quarters then ending, commencing with the fiscal quarter ending March 31, 2004, a


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                  Senior Debt to EBITDA Ratio of not more than the following amounts as of the dates set forth below:

                  March 31,2004                                5.70 to 1.0
                  June 30, 2004                                5.10 to 1.0
                  September 30, 2004                           4.20 to 1.0
                  December 31, 2004                            3.50 to 1.0
                  March 31, 2005 and thereafter                3.25 to 1.0"

         (b)      The following is hereby added as Section 8.20 of the Credit
                  Agreement:

                  "8.20 Inventory and Real Estate Appraisals. (a) On or before May 31, 2004, deliver or cause to be delivered current appraisals of all Inventory, equipment and machinery of the Borrowers and their respective Subsidiaries (and take all reasonable steps to cooperate with and assist the appraiser in completing such appraisals as soon as practicable), such appraisals (i) to be obtained at the Borrowers' expense, and
                  (ii) to indicate the net orderly liquidation value of such Inventory, equipment and machinery, and otherwise to be satisfactory in form and substance to the Banks; and

                  (b) On or before May 31, 2004, deliver or cause to be delivered current appraisals of the real property owned by the Borrowers and their respective Subsidiaries (and take all reasonable steps to cooperate with and assist the appraiser in completing such appraisals as soon as practicable), such appraisals (i) to be obtained at the Borrowers' expense, and
                  (ii) to indicate the fair market value of such real property and otherwise to be satisfactory in form and substance to the Banks."

4.       The following is hereby added as Section 9.16 of the Credit Agreement:

                  "9.16 Junior Creditor Notes. Amend or modify the Junior Creditor Notes or make any payment with respect to the Junior Creditor Notes except, in each case, to the extent permitted under the terms of the Intercreditor Agreement."

5. Section 10.1(c) of the Credit Agreement is hereby amended by adding (i) "or 8.20" immediately after the reference to "or 8.18", and (ii) "provided that an Event of Default arising solely from a breach of
         Section 8.9 (Maintain Senior Debt to EBITDA) shall be deemed to have been cured if, within five days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year), the Borrowers make a permitted payment



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
         on the outstanding amount of the Senior Debt from the proceeds received from an Account Debtor in the ordinary course of business in an amount sufficient to bring the ratio into compliance with the applicable requirement under Section 8.9."

6. Notwithstanding anything to the contrary set forth in the Agreement, on or after the date hereof, all Advances shall bear interest at the Prime-based Rate and Borrowers may not elect the Eurodollar-based Rate for any Advance.

7. The Banks hereby waive the default by Borrowers arising by reason of the breach of Section 8.9 (Maintain Senior Debt to EBITDA) of the Credit Agreement for the period ending December 31, 2003, and for no other date or time period. Noting in this Fifth Amendment shall constitute the waiver by the Banks of any Event of Default existing as of the date hereof which is not identified on such Schedule or any Event of Default which occurs after the date hereof.

8. This Fifth Amendment shall become effective (according to the terms hereof) on the date confirmed in a written notice to the Company and the Banks from the Agent (the "Fifth Amendment Effective Date") that the following conditions have been fully satisfied by the Borrowers (the "Conditions"):

         (a) Agent shall have received counterpart originals of this Fifth Amendment, in each case duly executed and delivered by the Borrowers and the requisite Banks and the Agent in form satisfactory to Agent and the requisite Banks.

         (b) Agent shall have received an amendment to the Intercreditor Agreement executed by the Junior Creditors, the Banks, the Agent (in its capacity as collateral agent for the Banks and the Junior Creditors) and the Borrowers, in the form attached to this Fifth Amendment as Attachment 1.

         (c) Agent shall have received certified copies of resolutions of the Boards of Directors of each of the Borrowers authorizing, as applicable, the execution and delivery of this Fifth Amendment and the other Loan Documents required under this
                  Section 9 and the performance by the Borrowers of each of their respective obligations under the Credit Agreement as amended by this Fifth Amendment.

         (d) Borrowers shall have paid to Agent, for distribution to the Banks (based on their respective Percentages), as applicable all interest, fees and other amounts, if any, owed to the Agent and the Banks under the Credit Agreement or any other Loan Document and accrued to the Fifth Amendment Effective Date.

         (e) Borrowers shall have paid to Agent, for distribution to the Banks (as set forth below), an amendment fee equal to $200,000 (which such fee shall be deemed to be fully earned and non-refundable), to be distributed by the Agent to each of the Banks, pro rata, based on their respective Percentages.


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
9. Borrowers hereby represent and warrant that, after giving effect to the amendments and waivers contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within each of the Borrowers' powers, have been duly authorized, are not in contravention of law or the terms of each of the Borrowers' Articles of Incorporation or Bylaws or Articles of Organization or Operating Agreement, as applicable, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms;
         (b) the representations and warranties of Borrowers set forth in Sections 7.1 through 7.17 and 7.19 through 7.23 of the Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof;
         (c) the representations and warranties of Borrowers set forth in
         Section 7.18 of the Agreement are true and correct in all material respects as of the date hereof with respect to the most recent financial statements furnished to the Banks by Borrowers in accordance with Section 8.1 of the Agreement; and (d) no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

10. This Amendment may be signed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]







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
         WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK, as Agent                 TRIM SYSTEMS OPERATING CORP.


By: [ILLEGIBLE]                         By:
    ----------------------------            ----------------------------
Its:                                    Its: Vice President
     ---------------------------


                                        TRIM SYSTEMS, LLC


                                        By: [ILLEGIBLE]
                                            ----------------------------
                                        Its: Vice President


                                        TEMPRESS, INC.


                                        By: [ILLEGIBLE]
                                            ----------------------------
                                        Its: Vice President


REVOLVING/TERM BANKS:                   COMERICA BANK


                                        By: [ILLEGIBLE]
                                            ----------------------------
                                        Its:
                                             ---------------------------


                                        U.S. BANK NATIONAL ASSOCIATION

                                        By: /s/ DANIEL J. FALSTAD
                                            ----------------------------
                                        Its: Vice President
                                             ---------------------------


                                        J2R PARTNERS II-B, LLC

                                        By: [ILLEGIBLE]
                                            ----------------------------

                                        Its:
                                             ---------------------------


                                        ONEX CORPORATION (successor in
                                        interest to 1363880 Ontario, Inc.)


                                        By: [ILLEGIBLE]
                                            ----------------------------
                                        Its: [ILLEGIBLE]
                                             ---------------------------


SWING LINE BANK:                        COMERICA BANK


                                        By: [ILLEGIBLE]
                                            ----------------------------
                                        Its:
                                             ---------------------------

                          ACKNOWLEDGMENT OF GUARANTOR

         The undersigned, being the Guarantor under that certain Guaranty dated October 29, 1998, executed by the undersigned in favor of Comerica Bank, as Agent for and on behalf of the Banks, with respect to obligations and liabilities of Borrower to Banks ("Guaranty") affirms its obligations under the Guaranty and consents to the amendments and waivers set forth above. Capitalized terms used by not defined herein shall have the meanings set forth in the Guaranty.


                                                 TRIM SYSTEMS, INC.


                                                 By: /s/ CARL E. MILLER
                                                     ---------------------------
                                                 Its:
                                                     ---------------------------
                                                 Dated: February __, 2004





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